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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Summary Consolidated Financial Information", "Selected Historical Financial Data" and "Experts" and to the use of our report dated April 23, 2007, in the Registration Statement (Form S-1) and related Prospectus of GT Solar International, Inc. dated April 26, 2007.

/s/ Ernst & Young LLP

Manchester, New Hampshire
April 23, 2007

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Consent of Independent Registered Public Accounting Firm